EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the use in this Registration Statement No. 1 on Form SB-2 of eLuxuryHouse, Inc. our report dated November 15, 2006 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.



/s/ Daszkal Bolton LLP

Daszkal Bolton LLP
Boca Raton, FL

April 10, 2007